UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

INTERCONTINENTALEXCHANGE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	58 2555 670

(State of Incorporation or Organization)	(IRS Employer Identification No.)

2100 RiverEdge Parkway, Suite 500, Atlanta, GA 30328

(Address of Principal Executive Offices)	(Zip Code)
     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
     Securities Act registration statement file number to which this form relates: 333-123500
     Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Name Of Each Exchange On Which
To Be So Registered	Each Class Is To Be Registered

Common Stock, par value $0.01 per share	New York Stock Exchange, Inc.

     Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
EXHIBIT INDEX

Item 1. Description of Registrant’s Securities to be Registered.
     The description of the common stock, par value $0.01 per share (the “Common Stock”), of IntercontinentalExchange, Inc. (the “Registrant”) to be registered hereunder is contained under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-123500) (the “Registration Statement”) originally filed with the Securities and Exchange Commission on March 22, 2005, as subsequently amended, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated herein by reference. Copies of such description will be filed with the New York Stock Exchange.
Item 2. Exhibits.
     List below all exhibits filed as a part of the Registration Statement:

Exhibit No.	Description

1.	Form of Fourth Amended and Restated Certificate of Incorporation of IntercontinentalExchange, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registration Statement).

2.	Form of Amended and Restated Bylaws of IntercontinentalExchange, Inc. (incorporated herein by reference to Exhibit 3.2 to the Registration Statement).

3.	Form of Registration Rights Agreement by and among IntercontinentalExchange, Inc. and the parties listed in Annex A thereto (incorporated by reference to Exhibit 10.30 to the Registration Statement).

4.	Contribution and Asset Transfer Agreement, dated as of May 11, 2000, by and between IntercontinentalExchange, LLC, Continental Power Exchange, Inc. and Jeffrey C. Sprecher (incorporated by reference to Exhibit 10.31 to the Registration Statement).

5.	First Amendment to Contribution and Asset Transfer Agreement, dated as of May 17, 2000, by and between IntercontinentalExchange, LLC, Continental Power Exchange, Inc. and Jeffrey C. Sprecher (incorporated by reference to Exhibit 10.32 to the Registration Statement).

6.	Second Amendment to Contribution and Asset Transfer Agreement, dated as of October 24, 2005, by and between IntercontinentalExchange, Inc., Continental Power Exchange, Inc. and Jeffrey C. Sprecher (incorporated by reference to Exhibit 10.33 to the Registration Statement).

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

INTERCONTINENTALEXCHANGE, INC.
Date: November 14, 2005	By:	/s/ Johnathan H. Short
	Name:	Johnathan H. Short
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.	Form of Fourth Amended and Restated Certificate of Incorporation of IntercontinentalExchange, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registration Statement).

2.	Form of Amended and Restated Bylaws of IntercontinentalExchange, Inc. (incorporated herein by reference to Exhibit 3.2 to the Registration Statement).

3.	Form of Registration Rights Agreement by and among IntercontinentalExchange, Inc. and the parties listed in Annex A thereto (incorporated by reference to Exhibit 10.30 to the Registration Statement).

4.	Contribution and Asset Transfer Agreement, dated as of May 11, 2000, by and between IntercontinentalExchange, LLC, Continental Power Exchange, Inc. and Jeffrey C. Sprecher (incorporated by reference to Exhibit 10.31 to the Registration Statement).

5.	First Amendment to Contribution and Asset Transfer Agreement, dated as of May 17, 2000, by and between IntercontinentalExchange, LLC, Continental Power Exchange, Inc. and Jeffrey C. Sprecher (incorporated by reference to Exhibit 10.32 to the Registration Statement).

6.	Second Amendment to Contribution and Asset Transfer Agreement, dated as of October 24, 2005, by and between IntercontinentalExchange, Inc., Continental Power Exchange, Inc. and Jeffrey C. Sprecher (incorporated by reference to Exhibit 10.33 to the Registration Statement).